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                                                                    EXHIBIT 99.3

                             JOHN H. HARLAND COMPANY

                      POST-2004 DEFERRED COMPENSATION PLAN

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                                TABLE OF CONTENTS

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                                                                                                               PAGE
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ARTICLE I          DEFINITIONS............................................................................       1
         Section 1.1.   Account...........................................................................       1
         Section 1.2.   Beneficiary.......................................................................       1
         Section 1.3.   Code..............................................................................       1
         Section 1.4.   Committee.........................................................................       1
         Section 1.5.   Compensation......................................................................       1
         Section 1.6.   Disability........................................................................       1
         Section 1.7.   Eligible Employee.................................................................       2
         Section 1.8.   Employer..........................................................................       2
         Section 1.9.   ERISA.............................................................................       2
         Section 1.10.  Excess Compensation...............................................................       2
         Section 1.11.  401(k) Plan.......................................................................       2
         Section 1.12.  Harland...........................................................................       2
         Section 1.13.  Matching Contribution.............................................................       2
         Section 1.14.  Maximum Deferral Percentage.......................................................       2
         Section 1.15.  1934 Act..........................................................................       2
         Section 1.16.  Performance-Based Compensation....................................................       2
         Section 1.17.  Plan..............................................................................       2
         Section 1.18.  Plan Year.........................................................................       2
         Section 1.19.  Specified Employee................................................................       2

ARTICLE II         PARTICIPATION..........................................................................       3
         Section 2.1.   January 1, 2005...................................................................       3
         Section 2.2.   Other.............................................................................       3

ARTICLE III        DEFERRAL ELECTIONS.....................................................................       3
         Section 3.1.   Start-Up Deferral Elections.......................................................       3
                  (a)   January 1, 2005 Elections.........................................................       3
                  (b)   Other Start-Up Elections..........................................................       3
         Section 3.2.   Annual Deferral Elections.........................................................       3
         Section 3.3.   Effective Date of Election........................................................       4
         Section 3.4.   Effect of Hardship Withdrawal.....................................................       4
         Section 3.5.   Form of Elections.................................................................       4

ARTICLE IV         MATCHING CONTRIBUTION..................................................................       4

ARTICLE V          ACCOUNT ADJUSTMENTS....................................................................       4
         Section 5.1.   General...........................................................................       4
         Section 5.2.   Deferrals.........................................................................       5
         Section 5.3.   Matching Contribution.............................................................       5

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
         Section 5.4.   Phantom Investments...............................................................       5
         Section 5.5.   Phantom Investment Election.......................................................       5
         Section 5.6.   Phantom Investment Adjustments....................................................       5

ARTICLE VI         VESTING................................................................................       5

ARTICLE VII        DISTRIBUTIONS..........................................................................       5
         Section 7.1.   Time of Distribution..............................................................       5
                  (a)   General...........................................................................       5
                  (b)   Automatic Distribution Event......................................................       6
                  (c)   Fixed Time or Schedule............................................................       6
                  (d)   Unforeseeable Emergencies.........................................................       6
                  (e)   Payments to Specified Employees...................................................       6
         Section 7.2.   Distribution Forms................................................................       7
         Section 7.3.   Distribution Elections............................................................       7
                  (a)   General...........................................................................       7
                  (b)   Election Revision.................................................................       7
                  (c)   No Election or Ineffective Election...............................................       7
         Section 7.4.   Beneficiary.......................................................................       8
                  (a)   Designation.......................................................................       8
                  (b)   Distribution Form.................................................................       8

ARTICLE VIII       NO FUNDING OBLIGATION..................................................................       8

ARTICLE IX         COMPLIANCE WITH CODE SECTION 409A......................................................       8
         Section 9.1.   In General........................................................................       8
         Section 9.2.   Participant Opt Out...............................................................       9

ARTICLE X          MISCELLANEOUS..........................................................................       9
         Section 10.1.  Making and Revoking Elections and Designations....................................       9
         Section 10.2.  Statements........................................................................       9
         Section 10.3.  Claims Procedure..................................................................       9
         Section 10.4.  Withholding.......................................................................       9
         Section 10.5.  No Liability......................................................................       9
         Section 10.6.  Nonalienation of Benefits.........................................................       9
         Section 10.7.  Plan Administration...............................................................      10
         Section 10.8.  Construction......................................................................      10
         Section 10.9.  No Contract of Employment.........................................................      10
         Section 10.10. ERISA.............................................................................      10
         Section 10.11. 1934 Act..........................................................................      10
         Section 10.12. Amendment and Termination.........................................................      11

                                      -ii-
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                             JOHN H. HARLAND COMPANY

                      POST-2004 DEFERRED COMPENSATION PLAN

      The primary purpose of this Plan is to allow an Eligible Employee (a) to elect to defer the payment of a portion of his or her Compensation that is earned after December 31, 2004, and the payment of his or her 2004 annual bonus otherwise payable in 2005, (b) to provide a discretionary matching benefit based on the amount deferred, and (c) to pay the amounts deferred and the matching benefit, as adjusted for phantom investment performance results, upon the occurrence of a distribution event.

                                    ARTICLE I

                                   DEFINITIONS

      Section 1.1. Account -- means the bookkeeping account maintained by or at the direction of the Committee to show as of any date the benefit of each Eligible Employee. Separate subaccounts may be established and maintained as part of an Eligible Employee's Account as the Committee deems necessary or appropriate to administer this Plan.

      Section 1.2. Beneficiary -- means the person or persons designated as such in accordance with Section 7.4.

      Section 1.3. Code -- means the Internal Revenue Code of 1986, as amended.

      Section 1.4. Committee -- means the Benefits Committee appointed by the President and Chief Executive Officer of Harland.

      Section 1.5. Compensation -- means, for any Plan Year, "Compensation" as defined in the 401(k) Plan for purposes of determining the amount of pre-tax contributions and matching contributions without regard to any limitations on compensation imposed under Section 401(a)(17) of the Code plus any deferrals made under this Plan attributable to services performed in such year.

      Section 1.6. Disability -- means (a) an Eligible Employee's receipt of income replacement benefits for a period of not less than 3 months under Harland's long-term disability plan by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (b) if an Eligible Employee is not covered by Harland's long-term disability plan, an Eligible Employee's inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, as determined by the Committee.

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      Section 1.7. Eligible Employee -- means, for any Plan Year (the "current
Plan Year"), an employee of an Employer who (a) had annual gross base salary, incentive compensation and commissions for the preceding Plan Year, or is projected by the Committee to have annual aggregate gross base salary, incentive compensation and commissions for the current Plan Year, in excess of the dollar limitation set by Harland, (b) is eligible to participate in the 401(k) Plan for the current Plan Year, and (c) is designated by the Committee as eligible to participate in this Plan for the current Plan Year.

      Section 1.8. Employer -- means an Employer for purposes of the 401(k)
Plan.

      Section 1.9. ERISA -- means the Employee Retirement Income Security Act of 1974, as amended.

      Section 1.10. Excess Compensation -- means the excess of an Eligible Employee's Compensation for a Plan Year over the dollar limitation applicable to the 401(k) Plan for such Plan Year under Section 401(a)(17) of the Code.

      Section 1.11. 401(k) Plan -- means the John H. Harland Company Master
Section 401(k) Plan and Trust effective as of April 1, 1996, as amended and as in effect from time to time.

      Section 1.12. Harland -- means John H. Harland Company and any successor to John H. Harland Company.

      Section 1.13. Matching Contribution -- means the amount credited to an Eligible Employee's Account in according with Article IV.

      Section 1.14. Maximum Deferral Percentage -- means, for each Plan Year, the maximum percentage of an Eligible Employee's Compensation that can be deferred under the Plan as determined by the Committee prior to the beginning of such Plan Year.

      Section 1.15. 1934 Act -- means the Securities Exchange Act of 1934, as amended.

      Section 1.16. Performance-Based Compensation -- means Compensation that would be treated as performance-based compensation based on services to be performed over a period of at least 12 months (as described in Section 409A of the Code).

      Section 1.17. Plan -- means the John H. Harland Company Post-2004 Deferred Compensation Plan.

      Section 1.18. Plan Year -- means the calendar year.

      Section 1.19. Specified Employee -- means a "key employee" (as defined in
Section 416(i) of the Code without regard to paragraph (5) thereof) of Harland.

                                      -2-
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                                   ARTICLE II

                                  PARTICIPATION

      Section 2.1. January 1, 2005. Each person who qualifies as an Eligible Employee on January 1, 2005, shall be eligible to participate in this Plan on January 1, 2005.

      Section 2.2. Other. Each person who qualifies as an Eligible Employee after January 1, 2005, shall be eligible to elect to participate in this Plan during the 30-day period starting on the date he or she first qualifies as an Eligible Employee.

                                   ARTICLE III

                               DEFERRAL ELECTIONS

      Section 3.1. Start-Up Deferral Elections.

            (a) January 1, 2005 Elections. For the Plan Year beginning January 1, 2005, an Eligible Employee shall have the right prior to January 1, 2005, to elect to defer a percentage up to the Maximum Deferral Percentage of his or her Compensation for services performed in 2005, and his or her 2004 annual bonus payable in 2005, that is paid after his or her election becomes effective for the Plan Year. Except to the extent permitted under Section 9.2, any such election that is not revoked prior to January 1, 2005, shall be irrevocable on January 1, 2005, and shall remain irrevocable through December 31, 2005.

            (b) Other Start-Up Elections. When an Eligible Employee first becomes eligible to participate in the Plan in accordance with Section 2.2, he or she shall have the right prior to the end of the 30-day period starting on the date he or she becomes an Eligible Employee to elect to defer a percentage up to the Maximum Deferral Percentage of his or her Compensation for services performed after the date the Eligible Employee first begins to participate in the Plan and paid after his or her election first becomes effective for the Plan Year, and any such election shall be irrevocable for the remainder of the calendar year in which it is made.

      Section 3.2. Annual Deferral Elections. An Eligible Employee shall have the right before the beginning of any Plan Year to elect during the enrollment period established by the Committee to defer a percentage up to the Maximum Deferral Percentage of his or her Compensation for services performed in such Plan Year that is paid after his or her election becomes effective for such Plan Year. Any such election that is not revoked prior to January 1 of such Plan Year shall be irrevocable on January 1 of such Plan Year and shall remain irrevocable through December 31 of such Plan Year. Notwithstanding the foregoing, the Committee may allow a separate deferral election for Performance-Based Compensation, which election shall be made no later than 6 months before the end of the related performance period.

                                      -3-
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For example, if the performance period is the calendar year, the deferral election shall be made no later than June 30 of that calendar year. Such election once made shall remain irrevocable through the end of such performance period.

      Section 3.3. Effective Date of Election. A deferral election made in accordance with Section 3.1 or 3.2 shall not take effect in any Plan Year until the Participant has made the maximum amount of elective deferrals to the 401(k) Plan that would be permitted under Section 402(g) of the Code for such Plan Year. Once made, a deferral election shall remain in effect for a subsequent Plan Year or, with respect to Performance-Based Compensation, subsequent performance period, unless revised or revoked during the enrollment period for such year or such performance period unless the Committee requires a new election; provided, however, that no deferral shall be made pursuant to such election in a subsequent Plan Year until the Participant has made the maximum amount of elective deferrals to the 401(k) Plan that would be permitted under
Section 402(g) of the Code for such subsequent Plan Year.

      Section 3.4. Effect of Hardship Withdrawal. An Eligible Employee who has taken a hardship withdrawal pursuant to Section 7.1(d) or the 401(k) Plan shall have his or her deferrals to this Plan automatically suspended for a period of six months from the date of such hardship withdrawal. Such Eligible Employee shall recommence participation in the Plan at the end of his or her suspension period following such withdrawal based on his or her deferral election in effect at the beginning of such suspension period unless the Participant made a new election for the Plan Year in which the suspension period ends during the annual enrollment period for such Plan Year.

      Section 3.5. Form of Elections. Any deferral election shall be made in the form and manner provided by the Committee for this purpose and in accordance with such other rules and procedures as may be established from time to time by the Committee.

                                   ARTICLE IV

                              MATCHING CONTRIBUTION

      Harland shall credit each Eligible Employee's Account with a Matching Contribution equal to (a) one hundred percent (100%) of that portion of his or her deferrals for such Plan Year that do not exceed three percent (3%) of his or her Excess Compensation for such Plan Year and (b) fifty percent (50%) of that portion of his or her deferrals for such Plan Year that exceed three percent (3%) but do not exceed five percent (5%) of his or her Excess Compensation for such Plan Year.

                                    ARTICLE V

                               ACCOUNT ADJUSTMENTS

      Section 5.1. General. An Eligible Employee's benefit under this Plan shall be based entirely on the dollar value credited to his or her Account at any time, which will depend on the

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amount deferred under Article III, the Matching Contribution credited under
Article IV, and the phantom investment adjustments made in accordance with this
Article V.

      Section 5.2. Deferrals. The Compensation deferred by an Eligible Employee shall be credited to his or to her Account as soon as practicable after the date that such Compensation otherwise would have been payable to the Eligible Employee if no election had been made under Article III.

      Section 5.3. Matching Contribution. The Matching Contribution shall be credited to an Eligible Employee's Account at such time as may be determined by the Committee in its absolute discretion.

      Section 5.4. Phantom Investments. The Committee from time to time shall select one or more investment funds that will serve as hypothetical investment options for the deferrals and Matching Contribution credited to an Account ("phantom investment funds"). The Committee may establish limits on the portion of an Account that may be hypothetically invested in any phantom investment fund or in any combination of phantom investment funds.

      Section 5.5. Phantom Investment Election. Each Eligible Employee shall elect pursuant to procedures established by the Committee to treat the deferrals credited to his or her Account as if they were invested in one or more phantom investment funds (a "phantom investment election"). An Eligible Employee may change his or her phantom investment election in accordance with the Committee's procedures. Any phantom investment election shall be effective only if made in accordance with the Committee's procedures.

      Section 5.6. Phantom Investment Adjustments. The Committee shall cause the Eligible Employee's Account to be adjusted for any earnings and losses as if it were invested in accordance with the Eligible Employee's phantom investment election. Such adjustments shall be made until his or her Account is distributed in full under Article VII.

                                   ARTICLE VI

                                     VESTING

      All amounts credited to an Eligible Employee's Account shall be fully vested at all times.

                                   ARTICLE VII

                                  DISTRIBUTIONS

      Section 7.1. Time of Distribution.

            (a) General. An Eligible Employee's Account (or subaccount, as applicable) shall be distributed (or begin to be distributed) as soon as practicable after the earliest to occur of the distribution events specified in subsections (b) through (d) below.

            (b) Automatic Distribution Event. Unless an Eligible Employee elects distribution at a fixed time or pursuant to a fixed schedule in accordance with
Section 7.3(c), distribution of his or her Account (and all subaccounts) will be made on the earliest to occur of

            -     death,

            -     disability, or

            - separation from service with Harland and all of its affiliates.

            (c) Fixed Time or Schedule. If an Eligible Employee so elects in accordance with Section 7.3, the balance credited to his or her Account shall be paid at such fixed time or pursuant to such fixed schedule as specified by the Eligible Employee in such election; provided that if an automatic distribution event described in Section 7.1(b) occurs before the time for making a distribution under a fixed time or fixed schedule election, the automatic distribution event shall control and the election to distribute at a fixed time or pursuant to a fixed schedule shall be null and void. A fixed schedule may not provide for payment more frequently than quarterly and may not provide for payment over more than 10 years.

            (d) Unforeseeable Emergencies. An Eligible Employee shall have the right to request that the Committee distribute all, or a part of, his or her Account to him or to her in a lump sum in the event that he or she experiences severe financial hardship resulting from an illness or accident of the Eligible Employee, the spouse of the Eligible Employee or a dependent (as defined in Section 152(a) of the Code) of the Eligible Employee, loss of the Eligible Employee's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Eligible Employee (an "unforeseeable emergency"). The Committee shall have the sole discretion to determine whether to grant an Eligible Employee's withdrawal request under this Section 7.1(d), the amount to distribute to the Eligible Employee, and the date as of which any such distribution shall be made to the Eligible Employee; provided, however, that no distribution shall be made to Eligible Employee under this Section 7.1(d) to the extent that such hardship is or may be relieved (1) through reimbursement or compensation by insurance or otherwise, (2) by liquidation of the Eligible Employee's assets, to the extent the liquidation of the Eligible Employee's assets would not itself cause severe financial hardship, or (3) by cessation of deferral elections under this Plan. The amount of any distributions from an Eligible Employee's Account pursuant to this Section 7.1(d) shall be limited to the amount necessary to meet the unforeseeable emergency, plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution. An Eligible Employee who takes a hardship withdrawal under this Section 7.1(d) or under the 401(k) Plan thereafter will be ineligible to make deferrals under the Plan for the 6-month period following the hardship withdrawal.

            (e) Payments to Specified Employees. Notwithstanding the foregoing, if the Eligible Employee is a Specified Employee and the distribution event is a separation from service, distribution shall be made (or shall begin to be made) as soon as practicable after the date which is 6 months after the separation from service (or, if earlier, the date of death of the Eligible Employee).

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      Section 7.2. Distribution Forms. Distribution shall be made in one or more of the following forms as elected by the Eligible Employee:

            (a)   a lump sum,

            (b)   20 quarterly installments, or

            (c)   40 quarterly installments.

The preceding distribution forms only will apply if an Eligible Employee's Account is distributable as a result of death, Disability, separation from service with Harland and all of its affiliates, or a fixed time election. Notwithstanding the foregoing, quarterly installments only are available if the balance to be paid in installments (determined when distributions commence) is at least $10,000. The amount of any quarterly installment distributable under this Plan shall be computed by multiplying the portion of the Eligible Employee's Account by a fraction, the numerator of which shall be one and the denominator of which shall be the number of installments remaining after such installment has been paid plus one. All distributions under this Plan shall be made in cash.

      Section 7.3. Distribution Elections.

            (a) General. At the same time an Eligible Employee makes a deferral election under Article III, he or she shall elect one of the distribution forms described in Section 7.2. and, if he or she desires to have the deferrals (and earnings) distributed at a fixed time or pursuant to a fixed schedule, he or she shall elect the fixed time and, if applicable, the fixed schedule under which distributions will be made. An Eligible Employee may elect a different form, or a different fixed time (or fixed schedule), for the deferrals made in each Plan Year. Those portions of an Eligible Employee's Account that are distributable at the same time and in the same form shall be distributed together.

            (b) Election Revision. An Eligible Employee subsequently may revise a distribution election to change the time or the form of distribution; provided, however, that (a) no such revision shall accelerate the time or schedule of any payment under this Plan (except as permitted in applicable Treasury regulations), (b) no such revision shall be effective unless it is made at least 12 months before the election is to become effective or if the election relates to a payment that would be paid at a fixed time or pursuant to a fixed schedule, at least 12 months before the date of the first scheduled payment, and
(c) if the Eligible Employee's distribution event is a separation from service or a fixed time (or fixed schedule) elected by the Eligible Employee, then the date of the distribution shall be deferred for a period of at least 5 years from the date the distribution would have begun in the absence of such election revision. In the absence of any contrary rule established by the Committee, a distribution election shall remain in effect for deferrals for a subsequent Plan Year unless revised or revoked during the annual enrollment period for such subsequent Plan Year.

            (c) No Election or Ineffective Election. If an Eligible Employee fails to make an election as to the form of distribution, his or her distribution shall be made in a lump sum. If a revised election is ineffective for any reason, for example, because it was made less than 12 months before the distribution event or because it accelerates the time or schedule of payment, the Eligible Employee's previous most recent distribution election that (but for the subsequent election) would be effective shall govern the distribution.

      Section 7.4. Beneficiary.

            (a) Designation. An Eligible Employee shall designate (on a form provided for this purpose) a person, or more than one person, as his or her Beneficiary to receive the balance credited to his or her Account in the event of his or her death. An Eligible Employee may change his or her Beneficiary designation at any time. If no Beneficiary designation is in effect on the date an Eligible Employee dies or if no designated Beneficiary survives the Eligible Employee, the Eligible Employee's estate automatically shall be treated as his or her Beneficiary under this Plan.

            (b) Distribution Form. The Eligible Employee's Account shall be distributed in accordance with the distribution elections in effect for the Eligible Employee on the date of his or her death.

                                  ARTICLE VIII

                              NO FUNDING OBLIGATION

      The obligation of Harland to make any distributions under this Plan shall be unfunded and unsecured; all distributions to, or on behalf of, an Eligible Employee under this Plan shall be made from the general assets of Harland, and any claim by an Eligible Employee or Beneficiary against Harland for any distribution under this Plan shall be treated the same as a claim of any general and unsecured creditor of Harland or of the Employer by whom the Eligible Employee was employed. Notwithstanding the foregoing, Harland may, in its discretion, establish an irrevocable grantor trust for the purpose of funding all or part of its obligations under this Plan; provided, however, that the terms of such trust require that the assets thereof remain subject to the claims of Harland's and each other Employer's judgment creditors and are non-assignable and non-alienable by any Eligible Employee or Beneficiary prior to distribution thereof.

                                   ARTICLE IX

                        COMPLIANCE WITH CODE SECTION 409A

      Section 9.1. In General. Harland intends that this Plan meet the requirements of paragraphs (2), (3) and (4) of Section 409A of the Code (and any successor provisions of the Code) and the regulations and other guidance issued thereunder (the "Requirements") and be operated in accordance with such Requirements so that compensation deferred under this Plan (and applicable investment earnings) shall not be included in income under Section 409A of the Code. Any ambiguities in this Plan shall be construed to effect the intent as described in this

Article IX. If any provision of this Plan is found to be in violation of the Requirements, then such provision shall be deemed to be modified or restricted to the extent and in the manner necessary to render such provision in conformity with the Requirements, or shall be deemed excised from this Plan, and this Plan shall be construed and enforced to the maximum extent permitted by the Requirements as if such provision had been originally incorporated in this Plan as so modified or restricted, or as if such provision had not been originally incorporated in this Plan, as the case may be.

      Section 9.2. Participant Opt Out. To the extent permitted under the Requirements, an Eligible Employee may terminate participation in this Plan or cancel an outstanding deferral election; provided that amounts subject to the termination or cancellation will be includible in income of the Eligible Employee as earned (or, if later, when no longer subject to substantial risk of forfeiture).

                                    ARTICLE X

                                  MISCELLANEOUS

      Section 10.1. Making and Revoking Elections and Designations. Any election or designation or revised election or designation under this Plan shall be effective only when the properly completed election or designation form is received by the Committee or its delegate before the Eligible Employee's death, subject to the rules set forth in this Plan.

      Section 10.2. Statements. Harland or its agent shall provide periodic statements to the Eligible Employee to show his or her Account balance.

      Section 10.3. Claims Procedure. Any claim for a benefit under this Plan shall be filed and resolved in accordance with the claims procedure provided under the 401(k) Plan which is hereby incorporated in this Plan by reference, except that (a) the Committee of this Plan shall be the entity with whom a claim for review should be filed under this Plan, and (b) the Committee has absolute discretion to resolve any claims under this Plan.

      Section 10.4. Withholding. The Committee may take whatever action that the Committee deems appropriate to satisfy applicable federal, state and local income tax withholding requirements that the Committee determines applicable under this Plan.

      Section 10.5. No Liability. No Eligible Employee and no Beneficiary of an Eligible Employee shall have the right to look to, or have any claim whatsoever against, any officer, director, employee or agent of Harland or any other Employer in his or her individual capacity for the distribution of any Account.

      Section 10.6. Nonalienation of Benefits. No benefit or payment under this Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, levy or charge, and any attempt so to anticipate, alienate, sell, transfer, assign, pledge, encumber, levy upon or charge the same shall be void. Notwithstanding this statement, if the Eligible Employee is indebted to Harland at any time when payments are required to be made under the provisions of this Plan, Harland shall have the right to reduce the amount of payments remaining to be made to the Eligible Employee or his or her Beneficiary under the Plan to the extent of such indebtedness. An election by Harland not to reduce such payment shall not constitute a waiver of its claim for such indebtedness.

      Section 10.7. Plan Administration. The Committee shall be the administrator of this Plan, and the Committee has the exclusive responsibility and complete discretionary authority to control the operation, management and administration of this Plan, with all powers necessary to enable it properly to carry out those responsibilities, including (but not limited to) the power to construe this Plan, to determine eligibility for benefits, to settle disputed claims and to resolve all administrative, interpretive, operational, equitable and other questions that arise under this Plan. The decisions of the Committee on all matters within the scope of its authority shall be final and binding. To the extent a discretionary power or responsibility under this Plan is expressly assigned to a person by the Committee, that person will have complete discretionary authority to carry out that power or responsibility and that person's decisions on all matters within the scope of that person's authority will be final and binding.

      Section 10.8. Construction. This Plan shall be construed in accordance with the laws of the State of Georgia. Headings and subheadings have been added only for convenience of reference and shall have no substantive effect whatsoever. All references to the singular shall include the plural and all references to the plural shall include the singular.

      Section 10.9. No Contract of Employment. Nothing contained in this Plan shall be construed as a contract of employment between the Employer and the Eligible Employee, as a right of any Eligible Employee to be continued in the employment of the Employer, or as a limitation of the right of the Employer to discharge the Eligible Employee with or without cause.

      Section 10.10. ERISA. Harland intends that this Plan come within the various exceptions and exemptions to ERISA for a plan maintained for a "select group of management or highly compensated employees" as described in Sections 201(2), 301(a)(3), and 401(a)(1) of ERISA. Any ambiguities in this Plan shall be construed to effect the intent as described in this Section 10.10.

      Section 10.11. 1934 Act. With respect to persons subject to Section 16 of the 1934 Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the 1934 Act and any regulations promulgated thereunder. To the extent any transaction could, in the absolute discretion of the Committee, cause a participant to be subject to liability under Section 16 of the 1934 Act, the Committee may refuse to permit such transaction. In addition, the Committee may establish procedures to ensure that transactions under this Plan will be executed in accordance with the requirements of Section 16(b) of the 1934 Act and any regulations promulgated thereunder.

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

      Section 10.12. Amendment and Termination. The Governance Committee of the Board of Directors of Harland shall have the right to amend this Plan from time to time and to terminate this Plan at any time; provided, however, the balance credited to each Account immediately after any such amendment or termination shall be no less than the balance credited to such Account immediately before such amendment or termination (as adjusted for phantom investment fund performance) and, except to conform to the requirements of Section 409A of the Code, no amendment or termination shall adversely affect an Eligible Employee's right to the distribution of his or her Account or his or her Beneficiary's right to the distribution of such Account.

      IN WITNESS WHEREOF, John H. Harland Company has caused this Plan Document to be executed this ____ day of December, 2004.

ATTEST:                                                JOHN H. HARLAND COMPANY

___________________________                            _________________________

By:                                                    By:

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